LEASE AGREEMENT

11487 South 700 East, Draper, UT 84020 including Building and Garage

THIS LEASE AGREEMENT (the "Lease") is made and entered into as of this             day of December, 2009,  by and between  Unity  Investments,  LLC, (the "Landlord"),  and Nutranomics,

(the "Tenant").

For and in consideration of the rental to be paid by Tenant and of the covenants and agreements herein set forth to be kept and performed by Tenant, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, the Leased Premises (as hereafter defined) and certain other areas, rights and privileges for the term, at the rental and subject to and upon all of the terms, covenants and agreements hereinafter set forth.

I.         PREMISES

1.1      Description of Premises.  Landlord does hereby demise, lease and let unto Tenant, and Tenant does hereby take and receive from Landlord the following:

(a)              The entire office building and the detached 3 bay garage.

(b)              The use of the parking area abutting the building:

1.       Exclusively from 12:00 am to 5:00 pm

2.       Shared with 11503 South 700 East between the hours of 5:00 pm to Midnight.

(c) Such non-exclusive rights-of-way, easements and similar rights with respect to the Building and Property as may be reasonably necessaiy for access to and egress from, the Leased Premises.

1.4             Changes to Building. Landlord hereby reserves the right at any time and from time to time to make changes, alterations or additions to the Building or to the Property. Tenant shall not, in such event, claim or be allowed any damages for injury or inconvenience occasioned thereby and shall not be entitled to terminate this Lease.

1.5             Substitute Premises.  Intentionally Deleted.

II.                TERM

2.1             Length of Term. The term of this Lease shall be for a period of five (5) years plus the partial calendar month, if any, occurring after the Commencement Date (as hereinafter defined) if the Commencement Date occurs other than on the first day of  a calendar month.

2.2             Commencement Date; Obligation to Pay, Termination Date.  The term of this Lease shall commence on January l,  20 l0 ("Commencement Date").

Except to the extent of any monies deposited with Landlord  by Tenant, Landlord shall not have any liability to Tenant arising out of the failure of the Commencement Date to occur.  Exhibit "D" acknowledges the Commencement Date of the Lease.

2.4 Acknowledgment of Commencement Date. Landlord and Tenant shall execute a written acknowledgment of the Commencement Date in the form attached hereto as Exhibit "D".

III.             BASIC RENTAL PAYMENTS

3.1                          Basic Annual Rent Tenant agrees to pay to Landlord the amounts specified below as basic annual rent (the "Basic Annual Rent") at such place as Landlord may designate, without prior demand therefore and without any deduction or set off whatsoever.

Year	Rentable Square Feet	Rate per RSF	Monthly Basic Annual Rent	Basic Annual Rent
2010	3,000	$11.00	$2,750.00	$33,000.00
201l	3,000	$11.50	$2,875.00	$34,500.00
2012	3,000	$12.00	$3,000.00	$36,000.00
2013	3,000	$13.00	$3,250.00	$39,000.00
2014	3,000	$13.50	$3,375.00	$40,500.00

Said Basic Annual Rent shall be due and payable intwelve (12) equal monthly installments to be paid in advance on or before the first day of each calendar month during the term of the Lease. Simultaneously with the execution hereof, Tenant has paid to Landlord the first month's rent, receipt whereof is hereby acknowledged, subject to collection, however, if made by check.

3.2                          Additional Monetary Obligations. Tenant shall also pay as rental (in addition to the Basic Annual Rent) all other sums of money as shall become due and payable by Tenant to Landlord under this Lease. Landlord shall have the same remedies in the case of a default in the payment of said other sums of money as are available to Landlord in the case of a default in the payment of one or more installments of Basic Annual Rent.

IV.      ADDITIONAL RENT

4.1              Definitions. It is the intent of both parties that the Basic Annual Rent herein specified shall be absolutely net to the Landlord throughout the term of this Lease, and that specified costs, expenses and obligations relating to the Building, Property and/or Leased Premises which may arise or become due during the term shall be paid by Tenant in the manner hereafter provided.

For purposes of this Part IV and the Lease in general, the following words and phrases shall have the meanings set forth below:

(a)              Utilities

All utilities shall be changed to the name of the Tenant including but not limited to phone, power, natural gas, water, sewer, alarm system, storm drainage fee, and/or internet.

(b)              Garage

The garage rent shall be an additional monthly fee of $350.00. This amount shall be due and payable along with the basic rent at the beginning of each month.

(c)              Property Taxes

The actual property taxes each year. Current year is $4,500.00. Based on this amount the total  amount  shall be paid  in  12 equal installments  in the amount  of

$375.00 per month.

(d)              Building Insurance

The tenant may choose to provide their own building and properly insurance naming the Landlord as an additional insured or may elect to only provide contents coverage and pay to landlord $75.00 per month for the building insurance. Said building insurance will only cover the building and property and will not provide coverage for contents.

(e)               Yard and Parking Lot Maintenance

The Landlord will be responsible for maintaining the landscaping and parking lot surrounding the building. This will include snow removal, mowing and cleaning.

(f)        General Maintenance

The Landlord will be responsible for general maintenance of the building and properly allowing for normal wear and tear. Repairs required because of damaged caused to the building or properly by the Tenant will be billed to the Tenant and be due and payable within 30 days of said invoicing.

4.2                   Resolution of Disagreement.  Every statement given by Landlord pursuant to Section 4.1 shall be conclusive and binding upon Tenant unless within tbir1y (30) days after the receipt of such statement Tenant shall notify Landlord that it disputes the correctness thereof, specifying the particular respects in which the statement is claimed to be incorrect. If  such dispute shall not have been settled by agreement, the parties hereto shall submit the dispute to  arbitration within ninety (90) days after Tenant's receipt of such  statement. Pending the determination of such dispute by agreement or arbitration as aforesaid, Tenant shall, within thirty (30) days after receipt of such statement, pay Additional Rent in accordance with Landlord's statement, and such payment shall be without prejudice to Tenant's position. If the dispute shall be determined in Tenant's favor, Landlord shall forthwith pay Tenant the amount of Tenant's overpayment of rents resulting from compliance with Landlord's statement.   Landlord agrees to grant Tenant reasonable access to Landlord's books and records for the purpose of verifying operating expenses incurred by Landlord.

4.5    Limitations. Nothing contained in this Part IV shall be consh11ed at any time so as to reduce the monthly installments of Basic Annual Rent payable hereunder below the amount set forth in Section 3.1 of this Lease.

V.                SECURITY DEPOSIT

5.1 Deposit. Tenant has deposited with Landlord the sum of two thousand and no/Dollars ($2,000.00) as security for the performance by Tenant of all of the terms, covenants, and conditions required to be performed by it hereunder. Such sum shall be returned to Tenant after the expiration of the term of this Lease and delivery of possession of the Leased Premises to Landlord if, at such time, Tenant has performed all such terms, covenants, and conditions of this Lease. Prior to the time when Tenant is entitled to any return of the security deposit, Landlord may inte1mingle such deposit with its own funds and use such sum for such purposes as Landlord may determine. Tenant shall not be entitled to any interest on the security deposit

5.2  Default.  In the event of default by Tenant in respect to any of its obligations under this Lease, including, but not limited to, the payment of rent or additional rent, Landlord may use, apply, or retain all or any part of the security deposit for the payment of any unpaid Basic Annual Rent or Additional Rent, or Landlord may be required to expend by reason of the default of Tenant, including any damages or deficiency in the reletting of the Leased Premises, regardless of whether the accrual of such  damages  or  deficiency occurs before or after an eviction or a portion of the security deposit is so used or applied. Tenant shall, upon five (5) days written demand, deposit cash with Landlord in an amount sufficient to restore the security deposit to its original amount.

VI.             USE

6.1              Use of Leased Premises. The Leased Premises shall be used and occupied by Tenant for general office purposes and material storage and display only and for no other purpose whatsoever without the prior written consent of Landlord.

6.2             Prohibition of Certain Activities or Uses. The Tenant shall not do or permit anything to be done in or about, or bring or keep anything in the Leased Premises which is prohibited by this Lease or will, in any way or to any extent:

(a)  Adversely affect any fire, liability or other insurance policy carried with respect to the Building, the Improvements or any of the contents of the Building (except with Landlord's express written permission, which will not be unreasonably withheld, but which may be contingent upon Tenant's agreement to bear any additional costs, expenses or liability for risk that may be involved).

(b)     Obstruct or interfere with any right of any other tenant or occupant of the Building or injure or annoy such persons;

(c)               Conflict with or violate any law, statute, ordinance, rule, regulation or requirement of any governmental unit, agency or authority (whether existing or enacted as promulgated in the future, known or unknown, foreseen or unforeseen).

(d)              Adversely overload the floors or otherwise damage the structural soundness of the Leased Premises or Building, or any part thereof (except with Landlord's express written permission, which will not be unreasonably withheld, but which may be contingent upon Tenant's agreement to bear any additional costs, expenses or liability for risk that may be involved).

6.3             Affirmative Obligations with Respect to Use.

(a)               Tenant will comply with all governmental laws, ordinances, regulations, and requirements, now in force or which hereafter may be in force, of any lawful governmental body or authorities having jurisdiction over the Leased Premises, will keep the Leased Premises and every part thereof in a clean, neat, and orderly condition, free of objectionable noise, odors, or nuisances, will in all respects and at all times fully comply with all health and policy regulations, and will not suffer, permit, or commit any waste.

(b)                    At all times during the term hereof, Tenant shall, at Tenant’s sole cost and expense, comply with all statutes, ordinances, laws, orders, rules, regulations and requirements of all applicable federal, state, county, municipal and other agencies or authorities, now in effect or which may hereafter become effective, which shall impose any duty upon Landlord or Tenant with respect to the use, occupation or alterations of the Leased Premises (including, without limitation, all applicable requirements of the Americans with Disabilities Act of 1990 and all other applicable laws relating to people with disabilities, and all rules and regulations which may be promulgated thereunder from time to time and whether relating to barrier removal, providing auxiliary aids and services or otherwise) and upon request of Landlord shall deliver evidence thereof to Landlord.

6.4 Suitability. Tenant acknowledges that except as expressly set forth in this Lease, neither Landlord nor any other person has made any representation or warranty with respect to the Leased Premises or any other portion of the Building, and that no representation has been made or relied on with respect to the suitability of the Leased Premises or any other portion of the Building or Improvements for the conduct of Tenant's business. The Leased Premises, Building and Improvements (and each and every part thereof) shall be deemed to be in satisfactory condition unless, within sixty (60) days after the Commencement Date, Tenant shall give Landlord written notice specifying,  in reasonable detail, the respects in which the Leased Premises, Building or Improvements are not in satisfactory  condition.

VII.     Tenant Obligations

7.1    Tenant's Obligations.   Tenant shall arrange for and shall pay the entire cost and expense of all telephone stations, equipment and use charges, electric light bulbs and all other materials and services not expressly required to be provided and paid for pursuant to the provisions of This Section.

7.3             Additional Limitations:

(a)               Tenant will not, without the written consent of Landlord, which consent shall not be unreasonably withheld, use any apparatus or device on the Leased Premises (including but without limitation thereto, electronic data processing machines, punch card machines or machines using current in excess of 110 volts) which will in any way or to any extent increase the amount of electricity or water usually furnished or supplied for use on the Leased Premises for the use designated in Section 6.1 above, nor connect with electrical current, except through existing electrical outlets in the Leased Premises, or water pipes, any apparatus or device, for the purposes of using electric current or water.

(b)               If Tenant shall require water or electric current in excess of that usually furnished or supplied for use of the Leased Premises, or for purposes other than those designated in Section 6.1 above, Tenant shall first procure 1he consent of Landlord for the use thereof, which consent Landlord may refuse and/or Landlord may cause a water meter or electric current meter to be installed in the Leased Premises, so as to measure the amount of water and/or electric current consumed for any such use. The cost of such meters and of installation maintenance, and repair thereof shall be paid for by Tenant and Tenant agrees to pay Landlord promptly upon demand by Landlord for all such water and electric current consumed as shown by said meters, at the rates charged for such service by the City in which the Building is located or the local public utility, as the case may be, furnishing the same, plus any additional expense incurred in keeping account of the water and electric current so consumed.

(c)               If and where heat generating machines devices are used in the Leased Premises which affect the temperature otherwise maintained by the air conditioning system, Landlord reserves the right to install additional or supplementary air conditioning units for the Leased Premises, and the entire cost of installing, operating, maintaining and repairing the same shall be paid by Tenant to Landlord promptly after demand by Landlord.

7.4              Limitation on Landlord's Liability. Landlord shall not be liable for and Tenant shall not be entitled to te1minate this Lease or to effectuate any abatement or reduction of rent by reason of Landlord's failure to provide or furnish any of the foregoing utilities or services if such failure was reasonably beyond the control of Landlord. In no event shall Landlord be liable for loss or injury to persons or property, however, arising or occurring in connection with or attributable to any failure to furnish such utilities or services even if within the control of Landlord.

VIII.    MAINTENANCE AND REPAIRS; ALTERATIONS; ACCESS

8.1             Maintenance and Repairs by Landlord. Landlord shall maintain in good order, condition and repair the Building and Improvements except the Leased Premises and those other portions of the Building leased, rented or otherwise occupied by persons not affiliated with the Landlord. Landlord shall supply normal janitorial and cleaning services reasonably required to keep the Leased Premises and the Building and Improvements in a clean, sanitary and orderly condition, the cost and expense of which shall be included in Direct and/or Basic Costs.

8.2             Maintenance and Repairs by Tenant. Tenant, at Tenant's sole cost and expense and without prior demand being made, shall maintain the Leased Premises in good order, condition and repair, and will be responsible for the painting, carpeting or other interior design work of the Leased Premises beyond the initial construction phase as specified in Section 2.3 and Exhibit "C" and "E" of the Lease and shall maintain all equipment and fixtures installed by Tenant. If repainting or recarpeting is required and authorized by Tenant, the cost for such are the sole obligation of Tenant and shall be paid for by Tenant immediately following the performance of said work and a presentation of an invoice for payment.

8.3                   Alterations. Tenant shall not make or cause to be made any alterations, additions or improvements or install or cause to be installed any fixtures, signs, floor coverings, interior or exterior lighting, plumbing fixtures, or shades or awnings, or make any other changes to the Leased Premises without first obtaining Landlord's written approval, which approval shall not be unreasonably withheld. Tenant shall present to the Landlord plans and specifications for such work at the time approval is sought. In the event Landlord consents to the making of any alterations, additions, or improvements to the Leased Premises by Tenant, the same shall be made by Tenant at Tenant’s sole cost and expense. All such work with respect to any alterations, additions, and changes shall be done in a good and workmanlike manner and diligently prosecuted to completion such that, except as absolutely necessary during the course of such work, the Leased Premises shall at all times be a complete operating unit. Any such alterations, additions, or changes shall be performed and done strictly in accordance with all laws and ordinances relating thereto. In performing the work or any such alterations, additions, or changes, Tenant shall have the same performed in such a manner as not to obstruct access to any portion of the Building. Any alterations, additions, or improvements to or of the Leased Premises, including, but not limited to, wallcovering, paneling, and built-in cabinet work, but excepting movable furniture and equipment, shall at once become a part of the realty and shall be surrendered with the Leased Premises unless Landlord otherwise elects at the end of the term hereof.

8.4             Landlord's Access to Leased Premises. Landlord shall have the right to place, maintain, and repair all utility equipment of any kind in, upon, and under the Leased Premises as may be necessary for the servicing of the Leased Premises and other portion of the Building.  Landlord shall upon providing adequate notice to Tenant, also have the right to enter the Leased Premises at all times to inspect or to exhibit the same to prospective purchasers, mortgagees, tenants, and lessees, and  to  make  such  repairs,  additions, alterations, or improvements as Landlord may deem desirable. Landlord shall be allowed to take all material upon said Leased Premises that may be required therefor without the same constituting an actual or constructive eviction of Tenant in whole or in part and the rents reserved herein shall in no wise abate while said work is in progress by reason of loss or interruption of Tenant's business or otherwise, and Tenant shall have no claim for damages. During the three (3) months prior to expiration of this Lease or of any renewal term, Landlord may place upon the Leased Premises "For Lease" or "For Sale" signs which Tenant shall permit to remain thereon.

The above notwithstanding, Landlord shall not enter the server room without Tenant permission and without being accompanied by an employee of Tenant.

IX.             ASSIGNMENT

9.1             Assignment Prohibited. Tenant shall not transfer, assign, mortgage, or hypothecate this Lease, in whole or in part, or permit the use of the Leased Premises by any person or persons other than Tenant, or sublet the Leased Premises, or any part thereof, without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld, provided sufficient information is provided to Landlord to accurately represent the financial condition of those to whom this Lease will be transferred, assigned, mortgaged, or hypothecated. Such prohibition against assigning or subletting shall include any assignment or subletting by operation of law. Any transfer of this Lease from the Tenant by merger, consolidation, transfer of assets, or liquidation shall constitute an assignment for purposes of this Lease. In the event that Tenant hereunder is a corporation, an unincorporated association, a partnership, or another entity, the transfer, assignment, or hypothecation of any stock or interest in such corporation, association, partnership, or other entity inthe aggregate in excess of forty-nine percent (49%) shall be deemed an assignment within the meaning of this Section.

9.2              Consent Required:

(a)                 Any assignment or subletting without Landlord's consent shall be void, and shall constitute a default hereunder which, at the option of Landlord, shall result in the termination of this Lease or exercise of Landlord's other remedies hereunder. Consent to any assignment or subletting shall not operate as a waiver of the necessity for consent to any subsequent assignment or subletting, and the terms of such consent shall be binding upon any person holding by, under, or through Tenant.

(b)                Landlord shall have no obligation to consent to the proposed sublease or assignment if the proposed sublease or assignee or its business is or may be subject to compliance with additional requirements of the law, including any related rules or regulations, commonly known as the "Americans with Disabilities Act of 1990" or similar state or local laws relating to persons with disabilities beyond those requirements which are applicable to the tenant desiring to so sublease or assign.

9.3                 Landlord's Right in Event of Assignment. If this Lease is assigned or if the Leased Premises or any portion thereof are sublet or occupied by any person other than the Tenant, Landlord may collect rent and other charges from such assignee or other party, and apply the amount collected to the rent and other charges reserved hereunder, but such collection shall not constitute consent or waiver of the necessity of consent to such assignment, subleasing, or other transfer, nor shall such collection constitute the recognition of such assignee, sublessee, or other patty as the Tenant hereunder or a release of Tenant from the further performance of all of the covenants and obligations, including obligation to pay rent, of Tenant herein contained. In the event that Landlord shall consent to a sublease or assignment hereunder, Tenant shall pay to Landlord reasonable fees, not to exceed $100.00, incurred in connection with processing of documents necessary to the giving of such consent.

X.               INDEMNITY

10.l  Indemnification By Tenant and Landlord.  To the :fullest extent permitted by law, Tenant and Landlord shall protect, indemnify and save each other harmless from and against all suits, claims, demands, actions, damages and causes of action of every kind or character on account of bodily injury, death or damage to property arising because of, for, out of or in any way connected to the Leased Premises occasioned wholly or in part by any act of Tenant or Landlord or its agents, contractors, employees, servants, invitees, licensees or concessionaires, except where such injury, death, or damage has resulted from the sole negligence of Tenant or Landlord, without negligence or willful act on the part of Tenant or Landlord, it being the intent of this provision that Tenant and Landlord indemnify each other whether or not such injury, death, or damage is caused in part by Tenant or Landlord. Tenant and Landlord shall defend all suits brought upon such claims and pay all costs and expenses incidental thereto. But Tenant and Landlord shall have the right, at its option, to participate in the defense of any such suit without relieving the other of any obligation hereunder.

10.2 Release of Landlord. Landlord shall not be responsible or liable at any time for any loss or damage to Tenant's personal property or to Tenant's business, including any loss or damage to either the person or property of Tenant that may be occasioned by or through the acts or omissions of persons occupying adjacent, connecting, or adjoining space. Tenant shall store its property in and shall use and enjoy the Leased premises and all other portions of the Building and improvements at its own risk, and hereby releases Landlord, to the full extent permitted by law, from all claims of every kind resulting in loss of life, personal or bodily injury, or property damage.

I 0.3 Notice. Tenant shall give prompt notice to Landlord in case of fire or accidents in the Leased Premises or in the Building of which the Leased Premises are a part or of defects therein or in any fixtures or equipment.

XI.       INSURANCE

11.1                 Insurance on Tenant's Personal Property and Fixtures. At all times during the term of this Lease, Tenant shall keep in force at its sole cost and expense, hazard insurance on an "all-risk type" or equivalent policy form, and shall include fire, theft, extended coverages, vandalism and malicious mischief, in companies acceptable to landlord. Coverage shall be equal to Replacement Cost value of Tenant's contents, fixtures, furnishings, equipment and all improvements or additions made by Tenant to the Leased Premises.

11.2                 Property Coverage.  Depending on election of Tenant, Landlord may obtain and maintain in force an "all-risk type" or equivalent policy form, and shall include fire, theft, extended coverages, vandalism and malicious mischief on the Building during the Lease period and any extension thereof. At the Landlord's discretion coverage for flood and earthquake may be obtained if commercially available at reasonable rates. Such insurance shall also include coverage against loss of rental income. Tenant shall pay Landlord, as included in Basic Costs, all costs to purchase the insurance called for in this paragraph on the Leased premises.

11.3                  Liability Insurance.  Tenant shall during the entire term hereof, keep in full force and effect, at its sole cost and expense in companies acceptable to Landlord, a policy of Commercial General Liability Insurance with limits of not less than $1,000,000 each Occurrence and $2,000,000 General Aggregate.  The policy shall apply to the Leased Premises and all operations of the business operated by Tenant. Such policy shall name Landlord as Additional Insured and shall provide that coverage for the Additional Insured is primary and not contributory with other insurance.  The policy shall not be cancelled or materially changed without first giving the Landlord thirty (30) days written notice.

11.4         Waiver of Subrogation. Landlord and Tenant waive all rights to recover against each other, against any other tenant or occupant of the Building and against the officers, directors shareholders, partners, joint venturers, employees, agents, customers, invitees or business visitors of each other or of any other tenant or occupant of the Building, for any loss or damage arising from any cause covered by any insurance carried by the waiving party, to the extent that such loss or damage is actually covered.

11.5         Lender.  Any mortgage lender interest in any part of the Building or Improvements may, at Landlord's option, be afforded coverage under any policy required to be secured by Tenant hereunder, by use of a mortgagee's endorsement to the policy concerned.

XII.          DESTRUCTION

If the Leased Premises shall be partially damaged by any casualty insured against under any insurance policy maintained by Landlord, Landlord shall, upon receipt of the insurance proceeds, repair the Leased Premises and until repair is complete the Basic Annual Rent and Additional Rent shall be abated proportionately as to that portion of the Leased Premises rendered untenantable. Notwithstanding the foregoing, if:   (a) the Leased Premises by reason of such occurrence are rendered wholly untenantable, or (b) the Leased Premises should be damaged as a result of a risk which is not covered by insurance, or (c) the Leased Premises should be damaged in whole or in part during the last six (6) months of the term or of any renewal hereof, or (d) the Leased Premises or the Building (whether the Leased Premises are damaged or not) should be damaged to the extent of fifty percent (50%) or more of the then-monetary value thereof, then and in any such events, Landlord may either elect to repair the damage or may cancel this Lease by notice of cancellation within ninety (90) days after such event and thereupon this Lease shall expire, and Tenant shall vacate and surrender the Leased Premises to Landlord.  Tenant's  liability for rent  upon  the termination  of  this  Lease  shall  cease  as  of  the  day  following  Landlord's  giving  notice  of cancellation. In the event Landlord elects to repair any damage, any abatement of rent shall end five (5) days after notice by Landlord to Tenant that the Leased Premises have been repaired. If the damage is caused by the negligence of Tenant or its employees, agents, invitees, or concessionaires, there shall be no abatement of rent. Unless this Lease is terminated by Landlord, Tenant shall repair and refixture the interior of the Leased Premises in a manner and in at least a condition equal to that existing prior to the destruction or casualty and the proceeds of all insurance carried by Tenant on its property and fixtures shall be held in trust by Tenant for the purpose of said repair and replacement.

XIII.        CONDEMNATION

13.1          Total Condemnation.  If the whole of the Leased Premises shall be acquired or taken by condemnation proceeding, then this Lease shall cease and terminate as of the date of title vesting in such proceeding.

13.2         Partial Condemnation. If any part of the Leased Premises shall be taken as aforesaid, and such partial taking shall render that portion not so taken unsuitable for the business of Tenant, then this Lease shall cease and terminate as aforesaid. If such partial taking is not extensive enough to render the Leased Premises unsuitable for the business of Tenant, then this Lease shall continue in effect except that the Basic Annual Rent and Additional Rent shall be reduced in the same proportion that the portion of the Leased Premises (including basement, if any) taken bears to the total area initially demised and Landlord shall, upon receipt of the award in condemnation, make all necessary repairs or alterations to the Building in which the Leased Premises are located, provided that the Landlord shall not be required to expend for such work au amount in excess of the amount received by Landlord as damages for the part of the Leased Premises so taken. "Amount received by Landlord" shall mean that part of the award in condemnation which is free and clear to Landlord of any collection by mortgage lenders for the value of the diminished fee.

13.3         Landlord's Option to Terminate. If more than twenty percent (20%) of the Building shall be taken as aforesaid, Landlord may, by written notice to Tenant, terminate this Lease. If this Lease is terminated as provided in this Section, rent shall be paid up to the day that possession is so taken by public authority and Landlord shall make an equitable refund of any rent paid by Tenant in advance.

13.4          Award. Tenant shall not be entitled to and expressly waives all claim to any condemnation award for any taking, whether whole or partial and whether for diminution in value of the leasehold or to the fee, although Tenant shall have the right, to the extent that the same shall not reduce Landlord's award, to claim from the condemnor, but not from the Landlord, such compensation as may be recoverable by Tenant in its own right for damages to Tenant's business and fixtures.

13.5         Definition.   As used in this Part XIII the term  "condemnation proceeding"· means any action or proceeding  in which any interest in the Leased Premis.es is taken for any public or quasi-public  purpose  by  any lawful authority through  exercise  of eminent domain or right of condemnation or by purchase or otherwise in lieu thereof.

XIV.        LANDLORD'S RIGHTS TO CURE

14.1      General Right. In the event of breach, default, or noncompliance hereunder by Landlord, Tenant shall, before exercising any right or remedy  available to it, give Landlord written notice of the claimed breach, default, or noncompliance. lf prior to its giving such notice Tenant has been notified in writing (by way of Notice of Assignment of Rents and Leases, or otherwise) of the address of a lender which has furnished any of the financing referred to in Part XV hereof, concurrently with giving the aforesaid notice to Landlord, Tenant shall, by certified mail, return receipt requested, transmit a copy thereof to such lender. For the thirty (30) days following the giving of the notice(s) required by the foregoing portion of this section (or such longer period of time as may be reasonably required to cure a matter whicli, due to its nature, cannot reasonably be rectified within thirty

(30) days, Landlord shall have the right to cure  the breach, default, or noncompliance involved. If Landlord has failed to cure a default within said period, any such lender shall have an additional thirty (30) days within which to cure the same or, if such default cannot be cured within that period, such additional time as may be necessary  if within such thirly

(30) day period said lender has commenced and is diligently pursuing the actions or remedies necessary to cure the breach default, or noncompliance  involved (including, but not limited to, commencement and prosecution of proceedings to foreclose or otherwise exercise its rights under its mortgage or other securi1y instrument, if necessary to effect such cure),in which event this Lease shall not be terminated by Tenant so long as such actions or remedies are being diligently pursued by said lender.

14.2          Mechanic's Lien. Should any mechanic's or other lien be filed against the Leased Premises or any part thereof by reason of Tenant's acts or omissions or because of a claim against Tenant, Tenant shall cause the same to be canceled and discharged of record by bond or otherwise within ten (I0) days after notice by Landlord.

XV.          FINANCING; SUBORDINATION

15.1          Subordination.   Tenant acknowledges that it might be necessary for Landlord or its successors or assigns to secure mortgage loan financing or refinancing affecting the Leased Premises. Tenant also acknowledges that the lender interested in any given loan may desire that Tenant's interest under this Lease be either superior or subordinate to the mortgage then held or to be taken by said Lender. Accordingly, Tenant agrees that at the request of Landlord at any time and from time to time Tenant shall execute and deliver to Landlord an instrument, in form reasonably acceptable to Landlord, whereby Tenant subordinates its interest under tbis Lease and in the Leased Premises to any first mortgage or deed of trust covering the Leased Premises (a "Mortgage"); provided, however, that any such instrument or subordination executed by Tenant shall provide that so long as Tenant continues to perform all of its obligations under this Lease its tenancy shall remain in full force and effect notwithstanding Landlord's default in connection with the Mortgage concerned or any resulting foreclosure or sale or transfer in  lieu  of  such  proceedings. Tenant shall not subordinate its interests hereunder or in the Leased Premises to any lien or encumbrance other than the Mortgages described in and specified pursuant to this Section without the prior written consent of Landlord and of the lender interested under each Mortgage then affecting the Leased Premises. Any such unauthorized subordination by Tenant shall be void and of no force or effect whatsoever.

15.2          Amendment. Tenant recognizes that Landlord's ability from time to time to obtain construction, acquisition, standing, and/or permanent mortgage loan financing for the Building and/or the Leased Premises may in part be dependent upon the acceptabili1y of the terms of this Lease to the lender concerned. Accordingly, Tenant agrees that from time to time it shall, if so requested by Landlord and if doing so will not substantially and adversely affect Tenant's economic interests hereunder join with Landlord in amending this Lease so as to meet the needs or requirements of any lender which is considering making or which has made a loan secured by a Mortgage affecting the Leased Premises.

15.3          Attornment.  Any sale, assignment, or transfer of Landlord's interest under this Lease or in the Leased Premises including any such disposition resulting from Landlord's default under a Mortgage, shall be subject to this Lease and also Tenant shall attom to Landlord's successor and assigns and shall recognize such successor or assigns as Landlord under this Lease, regardless of any rule of law to the contrary or absence of p1ivi1y of contract.

15.4          Financial Information. As a condition to Landlord's acceptance of this Lease, Tenm1t shall provide financial information sufficient to verify to Landlord the financial condition of Tenant. Tenant hereby represents and warrants that none of such information contains or will contain any untrue statement of material fact, nor will such information omit any material fact necessary to make the statements contained therein misleading or unreliable.

XVI.        EVENTS OF DEFAULT; REMEDIES OF LANDLORD

16.1         Default by Tenant. Upon the occurrence of any of the following events, Landlord shall have the remedies set forth in Section 16.2:

(a)                            Tenant fails to pay any installment of Basic Annual Rent or Additional Rent or any other sum due hereunder within ten (10) days after Tenant receives written notice of rent due.

(b)                           Tenant fails to perform any other term, condition, or covenant to be performed by it pursuant to this Lease within ten (10) days after written notice of such default shall have been given to Tenant by Landlord or, if cure would reasonably require more than ten (10) days to complete, if Tenant fails to commence performance within the ten (10) day period or fails diligently to pursue such cure to completion.

(c)                           Tenant or any guarantor of this Lease shall become bankrupt or insolvent or file miy debtor proceedings or have taken against such par1y in any court pursuant to state or federal statute, a petition in bankruptcy or insolvency, reorganization, or appointment of a receiver or trustee; or Tenant petitions for or enters into an arrangement; or suffers this Lease to be taken under a writ of execution.

16.2          Remedies.    In the event of any default by Tenant hereunder, Landlord may at any time, without waiving or limiting any other right or remedy available to it, terminate Tenant's rights under this Lease by written notice, reenter and take possession of the Leased Premises by any lawful means (with or without terminating this Lease), or pursue any other remedy allowed by law,  Tenant agrees to pay to Landlord the cost of recovering possession of the Leased Premises, all costs of reletting, and all other costs and damages arising out of Tenant's default, including attorneys' fees. Notwithstanding any reentry, the liability of Tenant for the rent reserved herein shall not be extinguished for the balance of the Term, and Tenant agrees to compensate Landlord upon demand for any deficiency arising from reletting the Leased Premises at a lesser rent than applies under this Lease.

16.3         Past Due Sums; Penalty. If Tenant fails to pay, when the same is due and payable, any Base Rent, Percentage Rent, Additional Rent, or othe1·sum required to be paid by Tenant under this Lease, such unpaid amounts shall bear interest from the due date to the date of payment at the rate of five percent (5%) of the outstanding balance per month. In addition, Landlord may charge a sum of Fifty Dollars ($50) as a service fee and Landlord shall be allowed to collect $25.00 for every returned check. Notwithstanding the foregoing, however, Landlord's right concerning such interest and service fee shall be limited by the maximum amount, which may properly be charged by Landlord for such purposes under applicable law.

XVII.      PROVISIONS APPLICABLE AT TERMINATION OF LEASE

17.1         Surrender of Premises. At the expiration of this Lease, except for changes made by Tenant that were approved by Landlord, Tenant shall surrender the Leased Premises in the same condition, less reasonable wear and tear, as they were in upon delivery of possession thereto under this Lease and shall deliver all keys to Landlord. Before surrendering the Leased Premises, Tenant shall remove all of its personal property and trade fixtures and such property or the removal thereof shall in no way damage the Leased Premises, and Tenant shall be responsible for all costs, expenses and damages incurred in the removal thereof. If Tenant fails to remove its personal property and fixtures upon the expiration of this Lease, the same shall be deemed abandoned and shall become the prope1ty of Landlord.

17.2         Holding Over. Any holding over after the expiration of the term hereof or of any renewal term with the prior written consent of Landlord shall be construed to be a tenancy from month to month at 125% of the Basic Annual Rent payable on the last month on the lease term and on the terms herein specified so far as possible.

XVIII.  ATTORNEYS' FEES

In the event that at any time during the term of this Lease either Landlord or the Tenant institutes any action or proceeding against the other relating to the provisions of this Lease or any default hereunder, then the unsuccessful party in such action proceeding agrees to reimburse the successful party for the reasonable expenses of such action including reasonable attorneys' fees, incurred therein by the successful party.

XIX.    SIGN

Tenant shall not place or suffer to be placed or maintained on any exterior door, wall, or window of the Leased Premises, or elsewhere in the Building, any sign, awning, marquee, decoration., lettering, attachment, or canopy, or adve1tising matter or other thing of any kind, and will not place or maintain any decoration, lettering, or advertising matter on the glass of any window or door of the Leased Premises without first obtaining Landlord's written approval. Tenant further agrees to maintain such sign, awning, canopy, decoration, lettering, advertising matter, or other things, as may be approved, in good condition and repair at all times. Landlord may, at Tenant's cost, and without liability to Tenant, enter the Leased Premises and remove any item erected in violation of this Section. Landlord may establish rules and regulations governing the size, type, and design of all signs, decorations, etc., and Tenant agrees to abide thereby.

The Monument Sign on the Property is not part of the lease agreement. Tenant may use as long as it is available but Tenant is notified that this is no longer on the property of Landlord and may be removed at any time by the property owner Utah Department of Transportation.

XX.     MISCELLANEOUS  PROVISIONS

22.1          No Partnership. Landlord does not by this Lease, in any way or for any purpose, become a partner or joint venturer of Tenant in the conduct of its business or otherwise.

22.2          Force Majeure. Landlord shall be excused for the period of any delay in the performance of any obligations hereunder when prevented from so doing by cause or causes beyond Landlord's control, including labor disputes, civil commotion, war, governmental regulations or controls, fire or other casualty, inability to obtain any material or se1vice, or acts of God.

22.3          No Waiver. Failure of Landlord to insist upon the strict performance of any provision or to exercise any option hereunder shall not be deemed a waiver of such breach. No provision of this Lease shall be deemed to have been waived unless such waiver be in writing signed by Landlord.

22.4         Notice. Any notice, demand, request, or other instrument which may be or is required to be given under this Lease shall be delivered in person or sent by United States certified or registered mail, postage prepaid and shall be addressed (a) if to Landlord, at the place specified for payment of rent, which is set forth below, and (b) if to Tenant, either at the Leased Premises or at any other current address for Tenant which is known to Landlord, including the address set forth below. Either party may designate such other address as shall be given by written notice.

Landlord:         Unity Investments LLC

953 Crosswind Way

Draper, UT 84020

Tenant:            NutraNomics

11487 South 700 East

Draper, UT 84020

22.5     Captions; Attachments; Defined Terms:

(a)               The captions to the section of this Lease are for convenience of reference only and shall not · be deemed relevant in resolving questions of construction or interpretation under this Lease.

(b)              Exhibits referred to in this Lease, and any addendums and schedules attached to this Lease shall be deemed to be incorporated in this Lease as though part thereof.

22.6          Recording. Tenant may not record this Lease or a memorandum thereof without the written consent of Landlord, which consent shall not be unreasonably withheld. Landlord, at its option and at any time, may file this Lease for record with the Recorder of the County in which the Building is located.

22.7          Partial Invalidity. If any provision of this Lease or the application thereof to any person or circumstance shall to any extent be invalid, the remainder of this Lease or the application of such provision to persons or circumstances other than those as to which it is held invalid shall not be affected thereby and each provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

22.8          Broker's Commissions. Tenant represents and warrants that other than Coldwell Banker Commercial and Commerce CRG there are no other claims for brokerage commissions or finder's fees in connection with this Lease and agrees to indemnify Landlord against and hold it harmless from all liabilities a1ising from other such claims, including any attorneys' fees connected therewith.

22.9            Tenant Defined: Use of Pronouns. The word "Tenant" shall be deemed and taken to mean each and every person or party executing this document as a Tenant herein. If there is more than one person or organization set forth on the signature line as the Tenant, their liability hereunder shall be joint and several. If there is more than one Tenant, any notice required or permitted by the terms of this Lease may be given by or to any one thereof, and shall have the same force and effect as if given by or to all thereof. The use of the neuter singular pronoun to refer to Landlord or Tenant shall be deemed a proper reference even though Landlord or Tenant may be an individual, a partnership, a corporation, or a group of two or more individuals or corporations. The necessary grammatical changes required to make the provisions of this Lease apply in the plural sense where there is more than one Landlord or Tenant and to corporations, associations, partnerships, or individuals, males or females, shall in all instances be assumed as though in each case fully expressed.

22.10      Provisions Binding, Etc.. Except as otherwise provided, all  provisions herein shall be binding upon and shall inure to the benefit of the parties, their legal representative, heirs, successors, and assigns. Each provision to be performed by Tenant shall be construed to be both a covenant and a condition, and if there shall be more than one Tenant, they shall all be bound, jointly and severally, by such provisions. In the event of any sale or assignment (except for purposes of security or collateral) by Landlord of the Building, the Leased Premises, or this Lease, Landlord shall, from and after the Commencement Date (irrespective of when such sale or  assignment occurs), be entirely relieved of all of its obligations hereunder.

22.11      Entire Agreement, Etc.. This Lease and the Exhibits, Riders, and/or Addenda, if any, attached hereto, constitute the entire agreement between the parties. Any guaranty attached hereto is an integral part of this Lease and constitutes consideration given to Landlord to enter in this Lease. Any prior conversations or writings are merged herein and extinguished. No subsequent amendment to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed. Submission of this Lease for examination does not constitute an option for the Leased Premises and becomes effective as a lease only upon execution and delive1y thereof by Landlord to Tenant. If any provision contained in the rider or addenda is inconsistent with a provision in the body of this Lease, the provision contained in said 1ider or addenda shall control. It is hereby agreed that this Lease contains no restrictive covenants or exclusives in favor of Tenant. The captions and Section numbers appearing herein am inserted only as a matter of convenience and are not intended to define, limit, construe, or describe the scope or intent of any section or paragraph.

22.12      Governing Law: The interpretation of this Lease shall be governed by the laws of the State of Utah. Tenant hereby expressly and irrevocably agrees that Landlord may bring any action or claim to enforce the provisions of this Lease in the State of Utah, County of Salt Lake, and the Tenant irrevocably consents to personal jurisdiction in the State of Utah for the purposes of any such action or claim. Tenant further irrevocably consents to service of process in accordance with the provisions of the laws of the State of Utah. Nothing herein shall be deemed to preclude or prevent Landlord from bringing any action or claim to enforce the provisions of this Lease in any other appropriate place or forum.

22.13       Recourse by Tenant. Anything in this Lease to the contrary notwithstanding, Tenant agrees that it shall look solely to the estate and property of Landlord in the land, Buildings and Improvements thereto, and subject to prior rights of any mortgagee, for the collection of any judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default or breach by Landlord with respect to any of the terms, covenants, and conditions of this Lease to be observed and/or performed by Landlord, and no other assets of Landlord or any of its partners, shareholders, successors, or assigns shall be subject to levy, execution, or other procedures for the satisfaction of Tenant's remedies.

22.14       Choice of Law. This Lease shall he governed by and construed in accordance with the laws of the State of Utah.

22.15       Notice of Property Disposition.  Certain parts of the property as currently viewed by personal inspection that run parallel with 700 East have been sold to the Utah Department of Transportation for the expansion of 700 East. Included in this transaction is an additional 1O' easement. Landlord shall be responsible for the repair of the landscaping once the easement is no longer in use and the construction is complete.

22.16       Tenant First Right of Refusal. Landlord hereby grants to Tenant a first right of refusal to purchase the property any time during the te1m of the lease agreement beginning January 1, 2011. The price and terms of said purchase will be negotiated between Landlord and Tenant and shall include approp1iate provisions for appraisal and financing conditions. In the event that Tenant and Landlord reach an agreement on the sell and purchase of the property, Landlord will credit any property tax payment paid by Tenant to Landlord during the term of the lease and prior to the closing of the purchase of the property against the agreed upon sales price of the property.

22.17       The lease shall include the following personal property

 a. Cubicle workstations.

b.    Commercial phone system including phones and conference call station.

c.    Air conditioner in server room

22.18      Disclosure

J. Bradley Simons is a license real estate broker in the State of Utah and is a manager of Unity Investments LLC.

IN WI1NESS WHEREOF, the Landlord and Tenant have executed this Lease on the date first set forth above.

LANDLORD:            Unity Investments LLC

                                 By: /s/ J. Bradley Simons

                                 J. Bradley Simons

                                 Manager

TENANT:                  NutraNomicsUnity Investments LLC

                                 By: /s/ Tracy K. Gibbs

                                 Tracy K. Gibbs

                                 CEO